UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 16, 2008 (May 13, 2008)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Vanguard Health Systems, Inc. (“Vanguard” or “the registrant”) announced publicly on May 13, 2008 that its Phoenix Health Plan unit (“PHP”), a prepaid Medicaid managed health plan, learned on May 13, 2008 that the Arizona Health Care Cost Containment System (“AHCCCS”), which is Arizona’s state Medicaid program, had awarded PHP a new Medicaid contract (the “New Contract”) to service State of Arizona Medicaid members for the three-year period commencing October 1, 2008 and ending September 30, 2011. See Exhibit 99.1 to this report for a copy of Vanguard’s press release in respect of this matter, the contents of which are hereby incorporated by reference into this report as if fully set forth herein.

PHP learned of this contract award through receipt of a letter (the “2008 Award Letter”) addressed to it from Michael Veit, Contract and Purchasing Administrator of AHCCCS, dated May 13, 2008, a copy of which is Exhibit 10.1 to this report, with its contents being incorporated herein by reference as if fully set forth herein. To effectuate its initial execution of the New Contract, PHP countersigned the 2008 Award Letter and returned it to AHCCCS during the afternoon of May 13, 2008. Thus, the date on which the New Contract was entered into was May 13, 2008. The parties to the New Contract are AHCCCS and VHS Phoenix Health Plan, LLC, d/b/a Phoenix Health Plan, which is a wholly-owned indirect subsidiary of the registrant.

As stated above, the initial term of the New Contract is the three-year period commencing October 1, 2008 and ending September 30, 2011. AHCCCS has the option to renew the New Contract, after its initial term is ended, in whole or in part, for two additional one-year periods commencing on October 1, 2011 and on October 1, 2012. The New Contract is terminable without cause on 90 days’ written notice from AHCCCS or for cause upon written notice from AHCCCS if PHP fails to comply with any term or condition of the New Contract or fails to take corrective action as required to comply with the terms of the New Contract. AHCCCS may also terminate the New Contract with PHP in the event of unavailability of state or federal funding. PHP’s current contract with AHCCCS expires September 30, 2008, and covers Medicaid members in three Arizona Counties: Gila, Maricopa and Pinal.  The New Contract covers members in these same three Arizona Counties (Gila, Maricopa and Pinal) as well as in the following six additional Arizona Counties: Apache, Coconino, Mohave, Navajo, Pima and Yavapai.AHCCCS has designated these nine Counties as being in the following geographic service areas (“GSA” or “GSAs”) in the State of Arizona: GSA 4 (Apache, Coconino, Mohave and Navajo); GSA 6 (Yavapai); GSA 8 (Gila and Pinal); GSA 10 (Pima); and GSA 12 (Maricopa).

The New Contract requires PHP to arrange for healthcare services for enrolled Medicaid members (in the nine Arizona counties identified above) in exchange for fixed periodic capitation payments and supplemental payments from AHCCCS. PHP in turn subcontracts with physicians, hospitals and other healthcare providers to provide these services to its members in these Arizona counties. These healthcare services are required to be provided regardless of the actual costs incurred by PHP to provide these services. Additionally, under the New Contract PHP will receive from AHCCCS reinsurance and other supplemental payments to cover certain costs of healthcare services that exceed certain thresholds.

The capitation rates under the New Contract are set annually by AHCCCS, although for the contract year October 1, 2008 to September 30, 2009, PHP engaged in a bidding process with AHCCCS in respect of the capitation payments for this initial one-year period. In the 2008 Award Letter, AHCCCS awarded PHP the following monthly capitation rates for the initial contract year for the New Contract ending on September 30, 2009:

GSA	GSA Counties	<1	1-13	14-44F	14-44M	45+	SSI W	SSI W/O	NonMed
4	Mohave, Coconino, Apache, Navajo	450.59	112.42	274.69	157.98	403.42	163.82	752.50	555.21
6	Yavapi	481.72	117.85	269.99	176.06	425.71	144.26	742.70	607.83
8	Pinal, Gila	540.07	108.42	254.43	168.52	352.87	139.02	707.07	465.76
10	Pima (1)	459.60	102.21	237.31	124.22	393.08	147.77	745.61	474.11
12	Maricopa	516.65	117.99	240.69	149.07	415.58	159.00	719.63	595.71

(1) AHCCCS has informed PHP that these rates for Pima County will be adjusted by AHCCCS, since these rates are currently reflective of both Pima and Santa Cruz Counties.

The above monthly capitation rates awarded to PHP for the contract year ended September 30, 2009 are based upon reinsurance deductible and coinsurance levels as prescribed by AHCCCS in the bidding process for the new contracts effective October 1, 2008. However, under AHCCCS rules, health plans with statewide enrollment meeting certain specified levels prescribed by AHCCCS (like PHP) have the option to elect varying deductible levels that may have an impact on the dollar amount of the awarded capitation rates.  Thus, prior to the commencement of the New Contract on October, 1, 2008, PHP will have the option to elect a different reinsurance deductible level than the deductible levels which were included in its awarded capitation rates set forth above, and if PHP uses this option, PHP understands that the above capitation rates will be appropriately adjusted by AHCCCS and communicated to PHP.

During the Spring 2008 bidding process for the New Contract, AHCCCS informed its bidders, including PHP, that AHCCCS anticipates utilizing for the first time in its contracts effective October 1, 2008 (which includes the New Contract)   a national episodic/diagnostic risk adjustment model that will be applied to health plan specific capitation rates for all non-reconciled risk groups, with further new methodology details to be shared with the bidders (including PHP) prior to its implementation. AHCCCS also informed the bidders, including PHP, the following about this new model for capitation rate adjustments: (1) for the first year of the New Contract (ie., October 1, 2008 to September 30, 2009), AHCCCS will apply only approximately

80% of the new capitation rate risk adjustment factor and (2) effective October 1, 2009, AHCCCS will apply the full impact of this new model to the capitation rates.  Registrant and PHP do not have sufficient information at the current time to estimate the financial impact the new capitation rate risk adjustment factor will most likely have on registrant’s future results of operations or cash flows.

As to enrollment of members in PHP, the New Contract provides that the exclusive authority to enroll and disenroll members resides with AHCCCS, although PHP may request AHCCS to change a member’s enrollment at any time in accordance with AHCCCS enrollment policies. However, under the New Contract PHP agrees not to request disenrollment because of an adverse change in the member’s health status or because of the member’s utilization of medical services, diminished mental capacity or uncooperative or disruptive behavior resulting from the member’s special needs.

PHP has agreed in the New Contract to provide to its members covered services constituting a full range of customary managed care health services, provided the services must be medically necessary and cost effective. Except for annual well women exams, behavioral health and children’s dental services, covered services under the New Contract must be provided by or coordinated with a primary care provider.

Under the New Contract PHP has covenanted to have in place the organizational, operational, managerial and administrative systems capable of fulfilling all requirement in the New Contract and its attachments including, without limitation, established quality management and performance improvement processes   to improve the quality of care provided to its members; processes to assess, plan, implement and evaluate appropriate medical management activities; a written grievance system for its contracted and non-contracted providers and members that defines their rights regarding disputed matters with PHP; a provider network to support a medical home for its members and sufficient to provide all covered services to members in a prompt and reasonably accessible manner, with emergency medical care being required to be provided to members on a 24-hours-a-day, 7-days-a-week basis.

Under the New Contract PHP will be required to provide AHCCCS with a performance surety bond or bonds to guarantee (1) PHP’s obligations to its providers of the healthcare services and (2) its obligations under the New Contract. Under its current contract with AHCCCS (which expires September 30, 2008) the aggregate amount of the performance bonds it has provided to AHCCCS is $22.0 million.  Under the New Contract AHCCCS may require that the aggregate amount of these surety bonds be increased since the amount is based upon PHP’s membership and the total capitation payments received by PHP.

Any merger, reorganization or change in ownership of PHP requires the prior approval of AHCCCS, and AHCCCS may terminate the New Contract if it determines that the proposed change of ownership is not in the best interests of the

State of Arizona.The New Contract also provides that AHCCCS will not permit one organization to own or manage more than one AHCCCS managed care contract to service Arizona Medicaid members in the same GSA.

In addition to suspending or terminating the New Contract, under the New Contract AHCCCS may impose substantial monetary sanctions upon PHP for, among other failures and events, its substantial failure to provide medically necessary services required under the New Contract; material deficiencies in PHP’s provider network; its failure to meet quality of care and quality management requirements; and its failure to comply with any provision in the New Contract and all policies referenced in the New Contract.

Under the New Contract PHP has agreed to indemnify the State of Arizona, all subdivisions thereof, and AHCCCS and hold them harmless with respect to all claims, costs and expenses (including attorney’s fees) related to all matters arising as a result of PHP entering into the New Contract, except for any claims, costs and expenses arising out of bodily injury or property damage caused by the act or negligence of AHCCCS (for which AHCCCS has agreed to indemnify PHP).

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.	The exhibits filed as part of this report are listed in the Exhibit Index which is located at the end of this report.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   May 16, 2008                                    VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                                    Ronald P. Soltman
                                                                                    Executive Vice President, General Counsel
                                                                                       & Secretary

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter dated May 13, 2008, from AHCCCS to VHS Phoenix Health Plan, LLC , countersigned by VHS Phoenix Health Plan, LLC on May 13, 2008

99.1	Press Release of Vanguard Health Systems, Inc. dated May 13, 2008, announcing a Contract Award to its Phoenix Health Plan unit.